UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2019

BIOLIFE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36362	94-3076866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3303 Monte Villa Parkway,

Bothell, WA 98021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 402-1400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
BioLife Solutions, Inc. Common Shares	BLFS	NASDAQ Capital Market

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 10, 2019, BioLife Solutions, Inc. (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company, Arctic Solutions, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Buyer”), and Custom Biogenic Systems, Inc., a Michigan corporation (“Seller”), pursuant to which the Buyer agreed to purchase from Seller substantially all of Seller’s assets, properties and rights (the “Acquisition”). The Seller, a privately held company with operations located near Detroit, Michigan, designs and manufactures liquid nitrogen laboratory freezers and cryogenic equipment and also offers a related cloud-based monitoring system that continuously assesses biologic sample storage conditions and alerts equipment owners if a fault condition occurs.  The Acquisition closed on November 12, 2019.

In connection with the Acquisition, the Company and Buyer agreed to pay to Seller (i) a base payment in the amount of $15,000,000, consisting of (x) an initial cash payment of $11,000,000 payable at the closing of the Acquisition (the “Closing”), less a cash holdback escrow of $550,000 to satisfy certain indemnification claims, and (y) an aggregate number of shares of common stock, $0.001 par value per share (“Common Stock”), of the Company with an aggregate value equal to $4,000,000 (the “Stock Consideration”), less a holdback escrow of shares of Common Stock with an aggregate value equal to $3,000,000 to satisfy potential payments related to any product liability claims outstanding as of the Closing and (ii) potential earnout payments in calendar years 2020, 2021, 2022, 2023 and 2024 of up to an aggregate of, but not exceeding, $15,000,000 payable to Seller upon achieving certain specified revenue targets in each year for certain product lines included in the Purchased Assets (as defined in the Purchase Agreement). The obligations of the parties to consummate the Acquisition were subject to customary closing conditions.

Seller made customary representations and warranties to the Company and Buyer concerning, among other matters, its operations, organization, authorization, properties, employees, assets, liabilities and financial condition and its ownership of the Purchased Assets. The Company and Buyer also made certain limited representations to the Sellers regarding, among other matters, its organization, authority and financial capacity. The representations and warranties generally survive for a period of 12 months after the Closing, with certain special representations and warranties, such as tax matters, surviving until 60 days after the expiration of the applicable statute of limitations and certain other fundamental representations and warranties, including due authorization and organization, surviving indefinitely.

The parties agreed to certain customary post-closing covenants, including those relating to confidentiality, publicity, litigation support and tax matters. The Company also agreed to provide certain piggy-back registration rights with respect to the Stock Consideration. The parties also agreed to certain mutual indemnification provisions for breaches or inaccuracies in their respective representations and warranties or covenants.

The foregoing description of the Acquisition does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K (the “Closing Form 8-K”) and is incorporated herein by reference.

The representations and warranties and the covenants in the Purchase Agreement were made solely for the benefit of the parties to the Purchase Agreement for the purpose of allocating contractual risk between those parties and do not establish such matters as facts. Investors should not rely on the representations and warranties and the covenants and earnout provision as characterizations of the actual state of facts or condition of the Company, Buyer, Seller or any of their respective subsidiaries or affiliates.

Item 9.01.        Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Acquisition will be filed by amendment to this Closing Form 8-K within 71 calendar days after the date this Closing Form 8-K is required to be filed with the Securities and Exchange Commission (the “SEC”).

(b)	Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Acquisition will be filed by amendment to this Closing Form 8-K within 71 calendar days after the date this Closing Form 8-K is required to be filed with the SEC.

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this current report.

Exhibit No.	Description
2.1†*	Asset Purchase Agreement, dated November 10, 2019, by and among the Company, Buyer and Seller

† The exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

* Certain sensitive financial, commercial and strategic information relating to the Company has been redacted in the marked portions of the exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biolife Solutions, Inc.

Date: November 15, 2019	By:	/s/ Roderick de Greef
Name: Roderick de Greef Title: Chief Financial Officer